Exhibit 10.15

AMENDED AND RESTATED LEASE AGREEMENT

(Port 1)

DATED AS OF DECEMBER 31, 2013

BETWEEN

BTMU CAPITAL LEASING & FINANCE, INC.,

AS LESSOR,

AND

LAM RESEARCH CORPORATION,

AS LESSEE

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

EXHIBITS

EXHIBIT A	Description of Site

iii

AMENDED AND RESTATED LEASE AGREEMENT

(Port 1)

THIS AMENDED AND RESTATED LEASE AGREEMENT (PORT 1), dated as of December 31, 2013 (as amended, supplemented, or otherwise modified from time to time (this “Lease”), is between BTMU CAPITAL LEASING & FINANCE, INC., a Delaware corporation, as Lessor (the “Lessor”) and whose principal offices are located at 111 Huntington Avenue, Boston, Massachusetts 02199, and LAM RESEARCH CORPORATION, a Delaware corporation, as Lessee (the “Lessee”) and whose principal offices are located at 4300 Cushing Parkway, Fremont, California 95438.

WITNESSETH:

Lessee and Lessor are entering into this Lease and the Operative Documents.

A. Subject to the terms and conditions set forth in the Operative Documents, on the Closing Date, Lessor has agreed to acquire the land described on Exhibit A attached hereto (the “Site”) and the existing improvements thereon (the “Existing Improvements”) and Personal Property used thereon (collectively, the “Leased Property”) which Leased Property is subject to that certain Lease Agreement (Livermore/Parcel #6), dated as of December 18, 2007 (“Existing Lease Port 1”), between BNP Paribas Leasing Corporation, a Delaware corporation (the “Existing Lessor”), and the Lessee.

B. Existing Lessor has assigned all of its right, title and interest in and to the Existing Lease Port 1 and the Leased Property to Lessor.

C. The Lessee and the Lessor desire to continue to lease the Leased Property and to amend and restate the Existing Lease in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree that the Existing Lease is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix I to that certain Participation Agreement dated as of even date herewith, between the Lessee and the Lessor (as the same may be amended, modified, restated or supplemented from time to time, the “Participation Agreement”).

ARTICLE II

LEASE OF LEASED PROPERTY; LEASE TERM

SECTION 2.1. Acceptance and Lease.

The Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 3.1 of the Participation Agreement, hereby agrees to lease all of the Leased Property (the location of which is more particularly described on Exhibit A hereto) to the Lessee hereunder and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Lease Term, all of the Leased Property. Without limiting the generality of the foregoing, Lessee acknowledges that the leasehold estate conveyed by this Lease and Lessee’s rights hereunder are expressly made subject and subordinate to the terms and conditions of the matters listed in Schedule B to the Title Policy and all other Permitted Liens, and any other Liens not constituting Lessor Liens.

Subject to Articles XII and XVIII hereof, the Lessor will not lease nor otherwise make the Leased Property, in whole or in part, available to any Person other than the Lessee and its permitted successors, assigns and sublessees during the Lease Term, and (without derogating in any way from the Lessor’s rights under Article XV hereof) during the Lease Term the Lessee shall have unimpeded physical control of the Leased Property notwithstanding the Lessor’s rights to inspect the Leased Property under Article XV.

SECTION 2.2. Lease Term.

Unless earlier terminated, the term of this Lease for the Leased Property shall consist of a base lease term (the “Base Term” or the “Lease Term”) which shall commence on and including the Closing Date (such day, the “Base Term Commencement Date”) and ending on December 31, 2020.

ARTICLE III

TAXES

SECTION 3.1. Impositions.

During the Lease Term, Lessee agrees to pay prior to delinquency without penalty or interest all Taxes imposed upon or levied against the Leased Property or any part thereof or interest therein consistent with Section 7.2 of the Participation Agreement. The Site consists of one or more separate tax lots for real property tax assessment purposes. Any Tax relating to a fiscal period of any taxing Authority falling partially within and partially outside the Lease Term shall be apportioned and adjusted between Lessor and Lessee. Lessee covenants to furnish Lessor, upon Lessor’s request, within forty-five (45) days after the last date when any Tax must be paid by Lessee, official receipts of the appropriate taxing Authority or other proof reasonably satisfactory to Lessor evidencing the payment thereof.

SECTION 3.2. Contests.

Lessee shall have the right to contest any Tax in accordance with Section 7.2(b) of the Participation Agreement.

ARTICLE IV

RENT

SECTION 4.1. Rental Payments.

Commencing on the first Payment Date following the Base Term Commencement Date, the Lessee shall pay to the Lessor Basic Rent, without offset or deduction, (i) on each Payment Date, (ii) on the Return Date, and (iii) on any date on which this Lease terminates or upon demand following an Event of Default pursuant to Article XVII.

SECTION 4.2. Supplemental Rent.

The Lessee shall pay to the Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document (and the Lessor hereby directs the Lessee, on behalf of the Lessor, to so pay any such other Person), any and all Supplemental Rent promptly as the same shall become due and payable and, in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. Lessee hereby reaffirms that its obligation to pay Supplemental Rent shall include the payment of any and all Additional Costs. The expiration or other termination of the Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent.

SECTION 4.3. Method and Amount of Payment.

Basic Rent and Supplemental Rent shall be paid by wire transfer by the Lessee to the Lessor (or, in the case of Supplemental Rent, to such Person as may be entitled thereto) at such place as the Lessor (or such other Person) shall specify in writing to the Lessee pursuant to Schedule II to the Participation Agreement. Each payment of Rent shall be made by the Lessee prior to 11:00 A.M. New York time (and payments made after such time shall be deemed to have been made on the next day) at the place of payment in funds consisting of Dollars which shall be immediately available on the scheduled date when such payment shall be due unless the scheduled date shall not be a Business Day, in which case such payment shall be due and made on the next succeeding Business Day. The provisions of the foregoing sentence of this Section 4.3 shall be applicable only to Basic Rent and to Supplemental Rent payable to, or on behalf of or for the account of, the Lessor and any other Indemnitee.

SECTION 4.4. Late Payment.

If any Basic Rent shall not be paid within three (3) Business Days of the due date applicable thereto, the Lessee shall pay to the Lessor, or if any Supplemental Rent payable to or on behalf or for the account of the Lessor or other Indemnitee is not paid when due, the Lessee shall pay to whomever shall be entitled thereto, in each case as Supplemental Rent, interest at the Overdue Rate (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof (without regard to any applicable grace period) to but excluding the Business Day of payment thereof.

ARTICLE V

NET LEASE

This Lease shall constitute a net lease and, notwithstanding any other provision of this Lease, it is intended that Basic Rent, Supplemental Rent, the Lease Balance and all other amounts due and payable under the Operative Documents shall be paid without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and the Lessee’s obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of the Lessee hereunder shall, to the fullest extent permitted by Applicable Laws, in no way be released, discharged or otherwise affected for any reason (other than the indefeasible payment or performance in full of such liability or obligation) including: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Leased Property or any portion thereof, or any failure of the Leased Property or any portion thereof to comply with all Applicable Laws including any inability to occupy or use the Leased Property or any portion thereof by reason of such non-compliance; (b) any damage to, abandonment, loss, contamination of or Release from or destruction of or any requisition or taking of the Leased Property or any portion thereof including eviction; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any portion thereof, including eviction; (d) any defect in title to or rights to the Leased Property or any portion thereof or any Lien on such title or rights or on the Leased Property or any portion thereof; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor or any other Person, or by any court, in any such proceeding; (g) any claim that the Lessee has or might have against any Person, including the Lessor or any Indemnitee arising from any of the circumstances set forth in this sentence (but will not constitute a waiver of such claim); (h) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement whether or not related to the Overall Transaction; (i) any invalidity or unenforceability or disaffirmance against or by the Lessee of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof; (j) the impossibility of performance by the Lessee, the Lessor or both; (k) any action by any court, administrative agency or other Authority; (l) the construction of any Alterations; (m) the failure of the Lessee to achieve any accounting or tax benefits or the characterization of the transaction intended by Section 2.12 of the Participation Agreement; or (n) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Article XIII or Section 20.1 of this Lease, this Lease shall be noncancellable by the Lessee for any reason whatsoever and the Lessee, to the fullest extent permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this

Lease, or to any diminution, abatement or reduction of Rent payable by the Lessee hereunder. If for any reason whatsoever this Lease shall be terminated or amended in whole or in part by operation of law or otherwise, except as expressly provided in Article XIII or Section 20.1 of this Lease, the Lessee shall, unless prohibited by Applicable Laws, pay to the Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) a compensation in an amount equal to each Rent payment (including the Lease Balance and any other amount due and payable under any Operative Documents) at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated or amended in whole or in part. Each payment of Rent including any payment of the Lease Balance and Break Even Price made by the Lessee hereunder shall be final and, absent manifest error in the computation of the amount thereof, the Lessee shall not seek or have any right to recover all or any part of such payment from the Lessor or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and the Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the Leased Property or the property relating thereto of the Lessee or any subtenant of the Lessee on any account or for any reason whatsoever. Without affecting the Lessee’s obligation to pay Basic Rent, Supplemental Rent, the Lease Balance and all other amounts due and payable under the Operative Documents or to perform its obligations under the Operative Documents, the Lessee may, notwithstanding any other provision of the Operative Documents (other than Section 8.11 of the Participation Agreement), seek damages of any kind or any other remedy at law or equity against the Lessor for such willful misconduct or gross negligence or negligence in the handling of funds or for a breach by the Lessor of its obligations under this Lease or the other Operative Documents.

ARTICLE VI

UTILITY CHARGES

During the Lease Term the Lessee shall pay or cause to be paid all development and improvement charges and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities or public dues used in or on the Improvements or the Site during the Lease Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge or public dues paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, which amount shall be promptly paid over to the Lessee. All charges for utilities imposed or public dues with respect to the Improvements and the Site for a billing period during which this Lease expires or terminates (except pursuant to Article XX or Section 21.1(a), in which case the Lessee shall be solely responsible for all such charges) shall be adjusted and prorated on a daily basis between the Lessee and any purchaser of the Leased Property, and each party shall pay or reimburse the other for each party’s pro rata share thereof; provided, that in no event shall the Lessor have any liability therefor.

ARTICLE VII

CONDITION AND USE OF LEASED PROPERTY

LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE LEASED PROPERTY “AS IS” IN ITS PRESENT CONDITION, SUBJECT TO (A) ANY RIGHTS OF ANY PARTIES IN POSSESSION THEREOF OR OF THE SITE, (B) THE STATE OF THE TITLE THERETO OR TO THE SITE EXISTING AT THE TIME THE LESSOR ACQUIRED ITS INTEREST IN THE LEASED PROPERTY, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW (INCLUDING ANY SURVEY DELIVERED ON OR PRIOR TO THE CLOSING DATE), (D) ALL APPLICABLE LAWS, AND (E) ANY VIOLATIONS OF APPLICABLE LAWS WHICH MAY EXIST AT THE COMMENCEMENT OF THE LEASE TERM. LESSEE HAS EXAMINED THE LEASED PROPERTY AND (INSOFAR AS THE LESSOR IS CONCERNED) HAS FOUND THE SAME TO BE SATISFACTORY. WITHOUT LIMITING THE SPECIFIC REPRESENTATIONS AND WARRANTIES IN ARTICLE IV OF THE PARTICIPATION AGREEMENT, THE LESSOR HAS NOT MADE NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE TO THE LEASED PROPERTY OR THE SITE OR TO THE VALUE, MERCHANTABILITY, HABITABILITY, CONDITION, OR FITNESS FOR USE OF THE LEASED PROPERTY OR THE SITE, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR THE SITE, OR ANY PART THEREOF, AND THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE LEASED PROPERTY OR ANY PORTION THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS, except that the Lessor hereby represents and warrants that as of the date of this Lease, the Leased Property is free of Lessor Liens. The Lessee, having been afforded full opportunity to inspect the Leased Property, is satisfied with the results of its inspections and is entering into this Lease solely on the basis of the results of its own inspections, and all risks incident to the matters discussed in the preceding sentence, as between the Lessor, on the one hand, and the Lessee, on the other, are to be borne by the Lessee. The provisions of this Article VII have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Lessor, express or implied, with respect to the Leased Property (or any interest therein) that may arise pursuant to any law now or hereafter in effect or otherwise.

ARTICLE VIII

LIENS; EASEMENTS

SECTION 8.1. Liens.

During the Lease Term and subject to Lessee’s right to engage in Permitted Contests in accordance with Section 9.5, the Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any portion of the Leased Property or any portion thereof or the Lessor’s interest therein. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Leased Property free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to the Lessor, any such Lien (other than Permitted Liens) if the same shall arise at any time.

SECTION 8.2. Easements.

Notwithstanding Section 8.1, at the request of Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from Lessee and receipt of the materials specified below, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including utility easements which in each case facilitate Lessee’s use, development and operation of the Leased Property, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which releases and terminations are for the benefit of the Site or the Improvements or any portion thereof, (iii) dedication or transfer of portions of the Site, not improved with a building, for road, highway or other public purposes, provided the same are for the benefit of the Site or Improvements, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Site or Improvements or any portion thereof, and (v) request to any Authority for platting or subdivision or replatting or resubdivision approval with respect to the Site or any portion thereof or any parcel of land of which the Site or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements, provided that:

(a) any such action shall be at the sole cost and expense of Lessee and Lessee shall pay all reasonable out-of-pocket costs of the Lessor in connection therewith (including the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by the Lessor in connection with any such action);

(b) Lessee shall have delivered to the Lessor a certificate of a Responsible Officer of Lessee stating that:

(i) such action will not cause the Leased Property, the Site or the Improvements or any portion thereof to fail to comply in any material respect with the provisions of the Lease or any other Operative Documents, or in any material respect with Applicable Laws; and

(ii) such action will not materially reduce the Fair Market Value, utility or useful life of the Leased Property, the Site or the Improvements or Lessor’s interest therein;

(c) in the case of any release or conveyance, if the Lessor so reasonably requests, the Lessee will cause to be issued and delivered to the Lessor by the Title Insurance Company endorsements to the Title Policies (to the extent available) pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policies will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policies has been released or conveyed by Lessor; and

(d) there shall be no abatement of Rent as a result thereof.

ARTICLE IX

MAINTENANCE AND REPAIR; ALTERATIONS AND ADDITIONS

SECTION 9.1. Maintenance and Repair; Compliance With Law.

At all times during the Lease Term, the Lessee shall (a) maintain the Improvements and the Site in good operating condition and repair, subject to ordinary wear and tear, and in any event in a manner consistent with other similar facilities or buildings owned or leased by the Lessee and its Subsidiaries; (b) subject to Section 9.5, maintain the Improvements and the Site in accordance with all Applicable Laws (including all Environmental Laws) in all material respects, whether or not such maintenance requires structural modifications; (c) maintain the Improvements and the Site in such a way that the Improvements and the Site shall not constitute a danger to persons or things; (d) comply in all material respects with the Insurance Requirements which are in effect at any time with respect to the Leased Property or any part thereof; (e) use the Improvements and the Site only in accordance with Article X; (f) make all necessary or appropriate repairs, replacements and renewals of the Improvements and the Site or any part thereof which may be required to keep the Improvements and the Site in the condition required by the preceding clauses (a) through (e), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, and including repairs, replacements and renewals that would constitute capital expenditures under GAAP if incurred by an owner of property; and (g) procure, maintain and comply in all material respects with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Improvements and the Site. The Lessee waives any right that it may now have or hereafter acquire to (x) require the Lessor to maintain, repair, replace, alter, remove or rebuild all or any part of the Improvements or the Site or (y) make repairs at the expense of the Lessor pursuant to any Applicable Laws or other agreements.

SECTION 9.2. Improvements and Alterations.

(a) The Lessee, at the Lessee’s own cost and expense, (i) shall make alterations, renovations, repairs, improvements and additions to the Leased Property or any part thereof and substitutions and replacements therefor (collectively, “Alterations”) which are (A) necessary to repair or maintain the Improvements or the Site in the condition required by Section 9.1 or (B) necessary or advisable to restore the Improvements and the Site to its condition existing prior to a Casualty or Condemnation to the extent required pursuant to Article XIII, and (ii) so long as no Material Default or Event of Default has occurred and is continuing, may undertake Alterations on the Leased Property so long as such Alterations comply in all material respects with Applicable Laws and are consistent and comply with Section 9.1 and subsection (b) of this Section 9.2.

(b) The making of any Alterations pursuant to subsection (a)(i) above of this Section 9.2 must be in compliance with the following requirements:

The Lessee shall not make any Alterations in violation of the terms of any restriction, easement, condition, covenant or other similar matter affecting title to or binding on the Improvements or the Site.

(i) No Alterations shall be undertaken until the Lessee shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations relating to such Alterations of all municipal and other Authorities having jurisdiction over the Improvements or the Site. Lessor, at the Lessee’s expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary or advisable; provided that, however, such joinder shall not constitute or be deemed to constitute, any assumption or responsibility or liability whatsoever.

(ii) The Alterations shall be completed in a good and workmanlike manner and in compliance in all material respects with all Applicable Laws then in effect and with the Insurance Requirements.

(iii) All Alterations shall, when completed, be of such a character as to not materially diminish (A) the utility of the Improvements as a corporate office complex including a corporate office building and any uses ancillary thereto, (B) the then current Fair Market Value as determined by reference to the Appraisal, or (C) the Fair Market Value as determined by reference to the Appraisal as of the scheduled expiration date of the Lease Term.

(iv) The Lessee shall have made adequate arrangements for payment of the cost of all Alterations when due so that the Improvements and the Site shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied to the Improvements or the Site, other than Permitted Liens; provided, that the Lessee shall have the right to engage in Permitted Contests in accordance with Section 9.5.

(v) The Alterations must be located solely on the Site.

SECTION 9.3. Alterations Subject to Lease.

The following Alterations without further act shall be deemed to constitute a part of the Leased Property and be subject to this Lease:

(a) Alterations that are in replacement of or in substitution for a portion of the Improvements;

(b) Alterations that are required to be made pursuant to the terms of Section 9.1 or 9.2(a)(i) hereof; or

(c) Alterations that are Non-severable or immovable.

To the extent any Alterations are deemed to constitute part of the Leased Property pursuant to the preceding sentence, the Lessee hereby acknowledges and agrees that such Alterations will become upon installation property of the Lessor. The Lessee will, at the Lessor’s request, execute and deliver any documents reasonably necessary to evidence or cause the vesting of such interests in and to such Alterations to the Lessor.

If such Alterations are not within any of the categories set forth in clauses (a) through (c) of this Section 9.3 and have not become property of the Lessor in accordance therewith, then such Alterations shall remain the sole property of the Lessee and such Alterations shall not be deemed to be Alterations which are part of the Leased Property. All such Alterations not constituting part of the Leased Property may, so long as no Event of Default is continuing, be removed at any time by the Lessee other than Alterations the removal of which would result in a violation of Applicable Laws. The Lessee shall at its expense prior to the Lease Expiration Date repair any damage to the Improvements or the Site caused by the removal of such Alterations. Lessor (or the purchaser of the Leased Property if the Lessee elects the Return Option or in connection with a sale pursuant to Section 18.1) may purchase from the Lessee any such Alterations (if not already owned by the Lessor) that the Lessee intends to remove from the Improvements or the Site prior to the Lease Expiration Date, which purchase shall be at the Fair Market Value of such Alterations as determined by the Appraiser at the time of such purchase.

SECTION 9.4. Maintenance and Repair Reports.

During the Lease Term, the Lessee shall keep maintenance and repair reports in sufficient detail, on the same basis as records are kept for similar properties owned or leased by the Lessee or its Subsidiaries, to indicate the nature and date of major work done. Such reports shall be kept on file by the Lessee at its offices during the Lease Term, and shall be made available at the Lessee’s office to the Lessor upon reasonable request.

SECTION 9.5. Permitted Contests.

If, to the extent and for so long as (a) a contest of the legality, validity or applicability to the Improvements or the Site or any interest therein of, or the operation, use or maintenance thereof by the Lessee of (i) any Applicable Laws, (ii) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any Governmental Action, or (iii) any Lien or Tax shall be made in good faith, by appropriate proceedings initiated timely and diligently prosecuted, by the Lessee or (b) compliance with such Applicable Laws, Governmental Action, Lien or Tax shall have been excused or exempted by a valid nonconforming use permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Laws, Governmental Action, Lien or Tax but only if and so long as any such contest shall constitute a Permitted Contest.

Lessor will not be required to join in any Permitted Contest pursuant to this Section 9.5 unless a provision of any Applicable Laws requires, or, in the good faith opinion of the Lessee, it is helpful to the Lessee that such proceedings be brought by or in the name of the Lessor; and in that event, the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) no Event of Default is continuing, (ii) the Lessee has not elected the Return Option, and (iii) the Lessee pays all related out-of-pocket expenses, and the Lessee shall be deemed to have acknowledged and agreed that the Lessor is indemnified therefor pursuant to Section 7.1 of the Participation Agreement.

ARTICLE X

USE

SECTION 10.1. Use.

The Site on which the Improvements are located shall be used solely for the purposes of a corporate office complex including a corporate office building and any uses ancillary thereto. Lessee shall not use the Leased Property or any portion thereof for any purpose or in any manner that would diminish (A) the utility of the Improvements as a corporate office complex including a corporate office building and any uses ancillary thereto, (B) the then current Fair Market Value as determined by reference to the Appraisal, or (C) the Fair Market Value as determined by reference to the Appraisal as of the scheduled expiration date of the Lease Term. Lessee shall use the Leased Property in compliance in all material respects with (a) any Applicable Laws (including Environmental Laws), except to the extent permitted by Section 9.5, (b) any Insurance Requirements, and (c) all of the Operative Documents. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Leased Property in accordance with this Lease and the Participation Agreement. Lessee shall not commit or permit any intentional waste of the Leased Property or any material part thereof.

SECTION 10.2. Trade Compliance.

Lessee shall comply with the Trading with the Enemy Act, as amended, and all of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), federal embargo laws and regulations, and the USA PATRIOT Act in the conduct of all of its activities, including the following: (i) the use, assignment, or sublease of Site or the Improvements by Prohibited Persons; and (ii) the export of any products manufactured at the Improvements to any destination or Prohibited Person.

ARTICLE XI

INSURANCE

SECTION 11.1. Required Coverages.

During the Lease Term, the Lessee will provide or cause to be provided insurance with respect to the Improvements and the Site of a character usually obtained by the Lessee against loss or damage of the kinds and in the amounts customarily insured against by the Lessee with respect to similar properties, and carry such other insurance as is usually carried by the Lessee with respect to similar properties; provided, that in any event the Lessee will maintain:

(a) Comprehensive General Liability Insurance. Lessee will maintain a comprehensive general liability insurance policy on an occurrence basis, including contractual liability and pollution liability insurance for sudden and accidental contamination occurring on, in or about the Improvements or the Site with a combined single limit against claims for third-party bodily injury, including death and third-party property damage in an amount at least equal to $25,000,000 per occurrence and $25,000,000 in the aggregate, which may be a blanket policy. Such coverage may be subject to deductibles or self-insurance up to an amount that is customarily carried by the Lessee with respect to similar property. Such liability insurance shall name the Lessor as an additional insured and the Lessor shall continue to be named as an additional insured and such policy shall remain in effect until at least the third anniversary of the end of the Lease Term.

(b) Builder’s Risk Insurance. At any other time in connection with any construction of or Alteration to any Improvements, the Lessee shall arrange, on behalf of the Lessor and all contractors, to obtain and keep in force an all-risk builder’s risk insurance with respect to the Improvements and the construction of such Alterations or Improvements insuring the Lessor’s interest in the Improvements and the construction of such Alterations or Improvements including resulting damage from collapse, coverage for fire, hurricanes, flood and earthquakes and coverage against damage or loss caused by machinery accidents and operational and performance testing and start-up, with extended coverage, in an amount not less than the full replacement cost of the insured building (without deduction for depreciation). Such coverage shall provide (1) coverage for insuring the buildings, non-temporary structures, machinery, equipment (exclusive of manufacturing and laboratory equipment), facilities, fixtures, supplies and other property constituting part of the Leased Properties including but not limited to boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, (2) inland transit coverage from designated storage facilities, (3) off-site (within 1000 feet of the insured Improvements) coverage with sublimits sufficient to insure the full replacement value of any equipment, supplies and materials not stored at the Land, (4) removal of debris, (5) increased cost of construction, and (6) coverage for foundations and other property below the surface of the ground, but the interest of contractors, subcontractors and agents in insured property during construction at the insured location to the extent of Lessee’s legal liability for insured physical loss or damage to such property. Such coverage shall (x) not be subject to any self-insurance and shall be subject to a deductible of no more than $50,000 per occurrence except for (i) $100,000 per occurrence for water damage, (ii) $1,000,000 per occurrence for earthquake damage and (iii) $500,000 per occurrence for flood damage, and (y) be in such form and amounts and covering such risks as were approved by the Lessor on the Closing Date. Lessee shall promptly deliver all reports or information to the appropriate recipient which may be required under such policy or policies in order to ensure that the coverage provided with respect to the construction of such Alterations or Improvements is in an amount at least equal to the aggregate Advances funded under the Operative Documents for the construction of such Alterations or Improvements.

(c) Property Insurance. During the Base Term, Lessee will maintain all-risk insurance (including builder’s risk insurance including coverage for fire, hurricanes, flood and earthquakes and coverage against damage or loss caused by machinery accidents and operational and performance testing and start-up) against loss or damage covering the Leased Property or any portion thereof against such risks customarily maintained by the Lessee with respect to similar properties in an amount not less than the replacement cost of the Improvements, including any costs that may be required to cause the Leased Property to be reconstructed to comply with then current Applicable Laws. Such property insurance coverage may be subject to deductibles or self-insurance up to an amount that is customarily carried by the Lessee with respect to similar property. Such property insurance shall name each of the Lessor as sole loss payee and as an additional insured.

(d) Other Insurance. Insurance shall not cover any terrorism or war risks unless the Lessee carries insurance for such risks generally on similar property it owns or leases.

Insurance provided pursuant to this Section 11.1 (other than permitted self-insurance) shall be written by reputable insurance companies that are financially sound and solvent with a rating of at least “A-” by A.M. Best’s or Standard and Poor’s or by other insurers approved in writing by the Lessor (including consistent with the Lessee’s past practices, insurance companies affiliated with the Lessee). Each policy referred to in this Section 11.1 shall provide that: (i) it will not be canceled or allowed to lapse without renewal, except after not less than thirty (30) days’ prior written notice to the Lessor or ten (10) days’ prior notice to the Lessor in the case of non-payment of premium; (ii) other than standard policy exclusions, there is no provision in the policies where the interests of the Lessor shall be invalidated by any act or negligence of or breach of warranty by the Lessee or any Person having an interest in the Improvements or the Site; (iii) such insurance is primary and non-contributory with respect to any other insurance carried by or available to the Lessor; (iv) the insurer shall waive customary rights of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against any additional insured or loss payee; (v) such general liability policy and pollution legal liability policy shall contain a severability clause providing for coverage of the Lessor as if a separate policy had been issued to the Lessor; (vi) the Lessee will notify the Lessor promptly of any policy cancellation, reduction in policy limits, lapse, modification or amendment, and (vii) the insurer shall not allow for unpaid premiums to be paid by the Lessor.

Except as expressly set forth herein, the insurance required to be maintained by the Lessee under this Section 11.1 may be subject to such deductible amounts or periods, as applicable as is consistent with the Lessee’s practice for other properties similar to the Leased Properties owned or leased by the Lessee, and may be carried under blanket policies maintained by or on behalf of the Lessee so long as such policies otherwise comply with the provisions of this Section 11.

SECTION 11.2. Delivery of Insurance Certificates.

Pursuant to Section 3.1(c) of the Participation Agreement, the Lessee shall deliver to the Lessor certificates of insurance reasonably satisfactory to the Lessor evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Lease Term, at the time each of the Lessee’s insurance policies is renewed (but in no event less frequently than once every twelve (12) months) or upon written request by the Lessor during the continuance of an Event of Default, the Lessee shall deliver to the Lessor certificates of insurance evidencing that all insurance required by Section 11.1 to be maintained by the Lessee with respect to the Leased Property is in effect.

Lessee agrees that nothing in this Article XI shall prohibit the Lessor from maintaining its own insurance coverage, at its own expense, which coverage shall not reduce the obligations of the Lessee under this Article XI; provided, however, that no such insurance shall be maintained if its maintenance would prevent the Lessee from maintaining insurance as to the Improvements and the Site with insurers when required to do so herein.

ARTICLE XII

ASSIGNMENT AND SUBLEASING

During the Lease Term, the Lessee may assign, sublease or transfer to any Person, at any time, in whole or in part, its right, title or interest in, to or under this Lease or any portion of the Leased Property without the prior written consent of the Lessor so long as (v) any such assignment, sublease or transfer would not subject the Lessor to a violation of laws or regulations applicable to the Lessor including those promulgated by OFAC, (w) no Event of Default shall have occurred and be continuing or, after giving effect to such assignment, sublease or transfer, would exist, (x) any such sublease is expressly subject and subordinate to this Lease, (y) Lessee remains liable for all obligations under this Lease after giving effect to any such assignment, sublease or transfer, and (z) Lessor retains all of its interests in and benefits of the Cash Collateral and receives prior certification thereof from the Lessee and such other evidence thereof as the Lessor may reasonably request. Unless and until Lessee has exercised the Early Termination Option or the Purchase Option, no sublease may have a term that extends beyond the Base Term Expiration Date. In all cases, Lessee will promptly provide Lessor copies of each such assignment, sublease or transfer.

No sublease will discharge or diminish any of the Lessee’s obligations hereunder and the Lessee shall remain directly and primarily liable under the Lease with respect to the Leased Property and the Operative Documents to which it is a party. Each sublease permitted hereby shall be made and shall expressly provide in writing that it is subject and subordinate to this Lease and the rights of the Lessor hereunder, shall expressly provide for the surrender of the Leased Property by the sublessee at the election of the Lessor after an Event of Default, shall provide that such provisions may be directly enforced by the Lessor and shall provide that such sublessee expressly agrees to comply with the use restrictions set forth in Article X hereof.

Notwithstanding the first paragraph of this Article XII, Lessee may not assign or transfer its rights and obligations under this Lease and the other Operative Documents unless (a) on the effective date of any such assignment and transfer, no Event of Default exists, (b) the parties enter into an assignment agreement in form and substance reasonably satisfactory to the Lessor, (c) all filings of or in respect of any such assignment and transfer necessary to protect the rights of the Lessor in the Leased Property and the other Operative Documents are made in a timely fashion, (d) without limiting any provisions of this Article XII, any such assignment and transfer shall include an appropriate provision for the operation, maintenance and insurance of the Leased Property in accordance with the terms hereof, (e) the Lessor shall have received opinions of counsel with respect thereto and such other matters as the Lessor may reasonably request, (f) such assignment and transfer will not result in a Material Adverse Effect, (g) such assignment and transfer will not result in the imposition of any unindemnified Taxes, (h) the Lessor shall have received such other documents and instruments and the Lessee shall take such further acts as the Lessor may reasonably request to evidence and facilitate such assignment and transfer, provided that no such document or instrument shall increase Lessee’s obligations or diminish Lessee’s rights under the Operative Documents or otherwise, and (i) such assignment and transfer will not, with respect to the Lessor, violate the use restrictions set forth in Article X hereof or Applicable Laws and provided, further that, Lessee shall provide to the Lessor not less than thirty (30) days’ prior written notice of such assignment or transfer, such notice to identify the assignee or transferee. No such assignment and transfer will diminish or discharge any of the Lessee’s obligations under this Lease or the other Operative Documents.

ARTICLE XIII

LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

SECTION 13.1. Event of Loss.

(a) Event of Loss During Base Term.

(i) Event of Taking. If an Event of Taking shall occur during the Base Term, the Lessee shall give the Lessor prompt written notice of such occurrence and the date thereof and the Lessee shall on the next succeeding Payment Date (the “Next Date”) after such Event of Taking shall have occurred or, if such Event of Taking shall have occurred within ten (10) Business Days preceding a Payment Date, then on the next succeeding Payment Date after such Next Date shall have occurred, terminate this Lease and, as compensation for such Event of Taking, pay to the Lessor on such Payment Date the Break Even Price.

(ii) Event of Loss. If an Event of Loss (other than an Event of Taking) shall occur during the Base Term, the Lessee shall give the Lessor prompt written notice of such occurrence and the date thereof which notice shall contain an election by the Lessee to either (A) purchase the Leased Property from the Lessor on the Next Date after such Event of Loss shall have occurred or, if such Event of Loss shall have occurred within ten (10) Business Days preceding a Payment Date, then on the next succeeding Payment Date after such Next Date shall have occurred, at a purchase price equal to the Break Even Price of the Leased Property (and if the Lessee makes such election the Break Even Price shall become due and payable and the Lessee shall purchase the Leased Property on such Payment Date), or (B) provided no Material Default or Event of Default shall have occurred and be continuing and rebuilding of the Improvements is capable of being completed prior to the end of the Lease Term (as certified in writing by a construction consultant appointed by Lessee and acceptable to the Lessor), rebuild the Improvements and continue the Lease. If the Lessee elects to rebuild the Improvements, the Lessee shall rebuild the Improvements to the condition required to be maintained pursuant to Section 9.1 and so as not to diminish (A) the utility of the Improvements as a corporate office complex including a corporate office building, and any uses ancillary thereto, (B) the then current Fair Market Value as determined by reference to the Appraisal, or (C) the Fair Market Value as determined by reference to the Appraisal as of the scheduled expiration date of the Lease Term.

(b) Purchase and Termination. Upon receipt in full by the Lessor of the Break Even Price pursuant to this Section 13.1, the Lease shall terminate and the obligations of the Lessee hereunder and under the other Operative Documents (other than any obligations expressed herein, or any other Operative Document as surviving termination of this Lease (including any obligations with respect to any existing Event of Default)) shall terminate as of the date of such receipt. Upon such receipt in full of the Break Even Price, the Leased Property and all rights to any remaining awards or proceeds shall be transferred to the Lessee or its designee in accordance with Section 23.11 hereof.

(c) Application of Payments Relating to an Event of Loss. Subject to Section 13.4, all condemnation proceeds and property insurance proceeds received at any time by Lessee during the Lease Term from any Authority or other Person with respect to any Event of Loss shall be promptly remitted to the Lessor (up to, but not exceeding, the Break Even Price) and, upon the payment in full of the Break Even Price, the Lessor shall assign to the Lessee all rights to any condemnation proceeds and property insurance proceeds and any such condemnation proceeds and property insurance proceeds remaining thereafter or thereafter received shall be paid by the Lessor (whichever shall receive same) over to Lessee, or as Lessee may direct, and any receipt of such proceeds shall satisfy the Lessee’s obligations under Section 13.1.

SECTION 13.2. Condemnation.

In case of a Condemnation for temporary use of all or a portion of the Leased Property or a Condemnation of a portion of the Leased Property, in each case which is not an Event of Taking, this Lease shall remain in full force and effect, without any abatement or reduction of Rent, and the proceeds and awards received from any Authority relating to such Condemnation shall, so long as no Material Default or Event of Default shall have occurred and be continuing, be paid by the Lessor to the Lessee and, to the extent applicable, shall be used by the Lessee to repair and restore the affected Leased Property to the condition required by Section 9.1. Notwithstanding anything herein to the contrary, any portion of such proceeds that is awarded with respect to the time period after the expiration or termination of the Lease Term (unless the Lessee shall have exercised an option to purchase the Leased Property and consummated such purchase) shall be paid to the Lessor; provided, that if the Lessee has paid the Break Even Price to the Lessor, such proceeds (or the portion of such proceeds in excess of portion thereof applied to the Break Even Price) shall be paid by the Lessor over to the Lessee.

SECTION 13.3. Casualty.

Upon any Casualty during the Base Term with respect to the Leased Property which is not an Event of Loss, this Lease shall remain in full force and effect, without any abatement or reduction of Rent and, if the cost of repair would exceed $2,000,000 (as reasonably determined by Lessee), the Lessee shall give to the Lessor written notice of such Casualty. As soon as practicable after such Casualty with respect to the Leased Property has occurred, the Lessee shall repair and rebuild the affected portions of the Leased Property suffering such Casualty (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by Section 9.1 and so that the Fair Market Value, utility, useful life and functional capability of such item as restored is at least equivalent to the Fair Market Value, utility and useful life and functional capability of such item as in effect immediately prior to the occurrence of such Casualty (assuming the Improvements were being maintained in accordance with Section 9.1); provided, that at all times during such repair or rebuilding the Lessee shall maintain the Improvements in accordance with Section 9.1.

SECTION 13.4. Proceeds.

If a Material Default or an Event of Default shall have occurred and be continuing, any proceeds received from any Authority or any insurance proceeds, in either case with respect to any Casualty or an Event of Loss, shall be held by the Lessor. So long as no Material Default or Event of Default shall have occurred and be continuing, any such proceeds received from any Authority or any insurance proceeds with respect to any Casualty, or if the Lessee has elected to rebuild the Improvements upon an Event of Loss pursuant to Section 13.1 hereof, with respect to such Event of Loss, shall be paid by the Lessor or by the insurers over to the Lessee up to $2,000,000. Any such proceeds received from any Authority or any insurance proceeds with respect to any Casualty or, if the Lessee has elected to rebuild the Improvements, with respect to an Event of Loss, in each case, not paid over to the Lessee in accordance with the previous sentence, shall be held by the Lessor and made available to the Lessee to pay costs actually incurred by the Lessee to restore the Leased Property as required herein in accordance with Section 13.1, as applicable, and any proceeds received from any Authority or any insurance proceeds remaining after such restoration shall be paid by the Lessor over to the Lessee.

SECTION 13.5. Negotiations.

In the event any part of the Leased Property becomes subject to condemnation or requisition proceedings during the Lease Term, the Lessee shall give notice thereof to the Lessor promptly after the Lessee has knowledge thereof and, to the extent permitted by any Applicable Laws, the Lessee shall control the negotiations with the relevant Authority unless an Event of Default has occurred and is continuing, in which case the Lessor shall be entitled to control such negotiations in consultation with the Lessee; provided, that in any event the Lessor may participate at the Lessor’s expense (or if an Event of Default is continuing or such negotiations occur during the Construction Period, at the Lessee’s expense) in such negotiations. Lessee shall give to the Lessor such information, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by Section 11.1, and are in the possession of the Lessee, as are reasonably requested by the Lessor. If the proceedings relate to an Event of Taking, the Lessee shall act diligently in connection therewith. Nothing contained in this Section 13.5 shall diminish the Lessor’s rights with respect to condemnation proceeds and property insurance proceeds under Section 13.1.

SECTION 13.6. No Rent Abatement.

Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any portion of the Leased Property, and the Lessee shall continue to perform and fulfill all of the Lessee’s obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Expiration Date.

ARTICLE XIV

CERTAIN DUTIES AND RESPONSIBILITIES

Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents, and no implied covenants or obligations shall be read into this Lease against the Lessor, and the Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of or otherwise deal with the Improvements or the Site in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.

ARTICLE XV

INSPECTION

Upon seven (7) Business Days prior notice to the Lessee, the Lessor or its authorized representatives (the “Inspecting Parties”) at any time during the Lease Term may inspect (a) the Improvements and the Site and (b) the books and records of the Lessee and its Affiliates relating to the Improvements and the Site and make copies and abstracts therefrom. All such inspections shall be (i) during the Lessee’s normal business hours, (ii) subject to the Lessee’s reasonable confidentiality requirements, and (iii) at the expense and risk of the Inspecting Parties, except that, if a Default or Event of Default has occurred and is continuing, the Lessee shall reimburse the Inspecting Parties for the reasonable out-of-pocket costs and expenses of such inspections and, except for the Inspecting Party’s gross negligence or willful misconduct, such inspection shall be at the Lessee’s risk. No inspection shall unreasonably interfere with the Lessee’s operations. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry. None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such Inspecting Party causes damage to the Improvements or the Site or any property of the Lessee or any other Person during the course of such inspection.

ARTICLE XVI

ENVIRONMENTAL MATTERS

SECTION 16.1. Environmental Matters.

At the Lessee’s sole cost and expense, the Lessee shall promptly and diligently and in accordance with Applicable Laws commence and complete any response, clean up, remedial or other action necessary to remove, clean up or remediate any Environmental Violation with respect to the Improvements or the Site to the extent required of the Lessee or the Lessor in order to comply with Applicable Laws (a “Remediation”). Lessee shall, upon completion of remedial action by the Lessee (i) with respect to any Material Environmental Violation described in clause (ii) of the definition thereof, cause to be prepared by an authorized representative of the Lessee a certificate describing in sufficient detail such Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation and a statement of such authorized representative of the Lessee that such Environmental Violation has been remedied in compliance in all material respects with Applicable Laws and (ii) with respect to any other Material Environmental Violation, cause to be prepared by the Environmental Expert a report describing in sufficient detail such Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the Environmental Expert that the Environmental Violation has been remedied in compliance in all material respects with Applicable Laws. Each Environmental Violation shall be remedied prior to the Lease Expiration Date unless the Leased Property has been purchased by the Lessee in accordance with Section 20.1, 20.2 or 22.1(a), provided that if remedying such Environmental Violation requires continued operation of a remediation system or monitoring of testing wells or similar ongoing testing, the Lessee shall have access at reasonable times and shall remain obligated to perform such actions unless the Lessor, in its sole discretion, notifies Lessee to terminate such actions. Nothing in this Article XVI shall reduce or limit the Lessee’s obligations under Article VII of the Participation Agreement (which obligations shall include any Claims arising from such actions).

SECTION 16.2. Notice of Environmental Matters.

Promptly upon the Lessee’s obtaining knowledge of the existence of any Material Environmental Violation with respect to the Improvements or the Site, the Lessee shall notify the Lessor in writing of such Material Environmental Violation. Promptly, but in any event within thirty (30) days from the date a Responsible Officer of the Lessee has actual knowledge thereof, the Lessee shall provide to Lessor written notice of any pending or, to the Lessee’s knowledge, threatened (in writing) claim, action or proceeding involving any Material Environmental Violation with respect to the Improvements or the Site. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee’s proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) days of receipt, copies of all material written communications with any Authority relating to any Material Environmental Violation. Lessee shall also promptly provide such detailed reports of any Material Environmental Violation as may reasonably be requested by the Lessor. For purposes hereof, “Material Environmental Violation” shall mean any Environmental Violation (i) which imposes or, in the good faith judgment of the Lessee or the Lessor, could reasonably be expected to impose criminal liability on the Lessor, or (ii) the cost of which to remediate is or could reasonably be expected to be in excess of $1,000,000.

ARTICLE XVII

EVENTS OF DEFAULT

The occurrence of any one or more of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an “Event of Default”:

(a) the Lessee shall fail to make any payment of Basic Rent when due and such failure shall continue for a period of three (3) Business Days after notice thereof, or the Lessee shall fail to make any payment of the Break Even Price, Lease Balance or other amounts due and payable under Article XIII, Article XX, Section 21.1(a) or Article XXII when due;

(b) the Lessee shall fail to make payment of any Supplemental Rent (other than any Supplemental Rent described in clause (a) above) when due and such failure shall continue for a period of ten (10) Business Days after notice thereof;

(c) the Lessee shall fail to maintain insurance as required by Article XI of this Lease;

(d) the Lessee shall fail to perform or observe any of the terms, covenants, conditions and agreements set forth in Articles XXI and XXII of this Lease other than the failure to give notice of an end of term option pursuant to Section 21.1 hereof;

(e) any representation, warranty, certification or statement made or deemed to be made by the Lessee under this Lease, any other Operative Document (except as to any Other Lease Document) or in any certificate, financial statement or other document delivered pursuant hereto or thereto, shall at any time prove to have been incorrect in any material respect when made or deemed made and Lessee shall fail to cure the underlying facts causing such representation, warranty, certification or statement to be incorrect in all material respects for a period of ten (10) Business Days after the earlier of Actual Knowledge or notice thereof;

(f) the Lessee shall default in the performance or observance of any term, covenant, condition or agreement contained in this Lease (other than as specifically provided for otherwise in this Article XVII) or any other Operative Document (except as to any Other Lease Document) and such default shall continue for a period of thirty (30) days after the earlier of Actual Knowledge thereof or written notice thereof has been given to the Lessee; provided, however, that if such failure is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty (30) day period but such diligent efforts shall be properly commenced within such thirty (30) day period and the Lessee is diligently pursuing, and shall continue to pursue diligently remedy of such failure, such cure period shall be extended for an additional period of time in excess of such cure period as may be necessary to cure, not to extend beyond the earlier to occur of (i) the Lease Expiration Date or (ii) one hundred and twenty (120) days after the earlier of Actual Knowledge thereof or written notice thereof having been given to the Lessee;

(g) (i) Lessee or any of its Subsidiaries shall default beyond any applicable period of grace in any payment of principal of or interest on any indebtedness for borrowed money on which Lessee or any of its subsidiaries is liable in an aggregate principal amount then outstanding of $50,000,000 or more or (ii) an event of default (other than a failure to pay principal or interest) as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any such indebtedness shall happen and shall result in such indebtedness becoming or being declared due and payable prior to the date on which it could otherwise become due and payable;

(h) the Lessee or any material Subsidiary shall file a voluntary petition of insolvency, bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy, insolvency or other similar laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Lessee in any such proceeding; or the Lessee shall, by voluntary petition, answer or consent, seek relief under the provisions of Bankruptcy Code or any other now existing or future bankruptcy, insolvency or other similar law providing for reorganization, administration or winding-up or for an agreement, composition, extension or adjustment with their respective creditors, or shall adopt a resolution of liquidation, including but not limited to, any petition or notice filed by the Board of Directors of the Lessee or such Subsidiary or the Lessee shall admit in writing its inability or fail generally to pay its debts or the Lessee shall seek the appointment of a trustee in bankruptcy, administrator or a receiver for any kind of insolvency proceedings for itself or any substantial portion of its assets, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(i) an involuntary case or other proceeding shall be commenced against the Lessee or any material Subsidiary seeking its bankruptcy, liquidation, reorganization, winding-up or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or the Lessee or any material Subsidiary shall be declared bankrupt or any other order for relief shall be entered against the Lessee or any material Subsidiary under the U.S. Federal bankruptcy laws or any other relevant bankruptcy laws of any jurisdiction;

(j) a final judgment or order for the payment of money in excess of $125,000,000 (to the extent not covered by insurance) shall be rendered against the Lessee or any material Subsidiary and the Lessee or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within sixty (60) days after the date of entry thereof and, in the case of any such stay of execution, within said period of sixty (60) days (or such longer period during which execution of such judgment shall have been stayed) appeal therefrom and cause the execution thereof to be stayed during such appeal;

(k) a Change in Control shall occur;

(l) (i) Lessee or any ERISA Affiliate shall fail to pay within thirty (30) days of the due date thereof an amount or amounts aggregating in excess of $100,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; (ii) notice of intent to terminate a Plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) in excess of $100,000,000 (a “Material Plan”) shall be filed under Title IV of ERISA by Lessee or any ERISA Affiliate, any plan administrator or any combination of the foregoing; (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; (iv) the failure of Lessee or any ERISA Affiliate to make any required contribution to a Multiemployer Plan unless the failure is cured within thirty (30) days, (v) the withdrawal or partial withdrawal of Lessee or any ERISA Affiliate from any Multiemployer Plan, (vi) the receipt by Lessee or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Lessee or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA) or in “reorganization” (within the meaning of Section 4241 of (ERISA) or (vii) the imposition of liability on Lessee or any ERISA Affiliate by reason of the application of Section 4212(c) of ERISA, in each case with respect to clauses (iv)-(vii), to the extent that such event, taken together with any other such events described in clauses (iv)-(vii), could reasonably be expected to result in Lessee incurring aggregate liability in excess of $100,000,000;

(m) any Operative Document (except as to any Other Lease Document) or any assignment, security interest or Lien granted thereunder (except in accordance with its terms), in whole or in part, terminates, ceases to be a legal, valid and binding enforceable obligation of the Lessee or any of its Affiliates or the Lessee or any of its Affiliates, directly or indirectly, contests in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or any assignment, security interest or Lien securing the Lessee’s obligations under the Operative Documents, in whole or in material part, ceases to be perfected (except as the result of any affirmative act of the Lessor, failure by the Lessor to file a UCC continuation statement or by operation of law) with the same priority as was in effect on the Closing Date; or

(n) an Event of Default shall have occurred under and as defined in the Pledge Agreement (Port 1).

ARTICLE XVIII

ENFORCEMENT

SECTION 18.1. Remedies.

(a) During the continuation of an Event of Default and notwithstanding any Event of Loss or termination of the Lease pursuant to Article XIII, at the Lessor’s option and without limiting the Lessor in the exercise of any other right or remedy the Lessor may have on account of such Event of Default, and without any further demand or notice, the Lessor may to the fullest extent permitted under Applicable Laws cause the following to occur:

(i) By notice to the Lessee, the Lessor may terminate the Lessee’s right to possession of the Leased Property.

(ii) The Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of the Lessor, return the Leased Property promptly to the Lessor in the condition required by Section 22.5 and the Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith, and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Laws, enter upon the Site and Improvements and take immediate possession of (to the exclusion of Lessee) the Leased Property or any part thereof and expel or remove Lessee, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession (provided that, the Lessor shall remain liable for actual damages caused by its bad faith, gross negligence or willful misconduct), whether for the restoration of damage to property caused by such taking of possession or otherwise and, in addition to the Lessor’s other damages, Lessee shall be responsible for all actual and reasonable costs and expenses incurred by the Lessor in connection with any reletting, including brokers’ fees and all costs of any alterations or repairs made by the Lessor;

(iii) The Lessor may terminate this Lease with respect to all or any part of the Leased Property and/or declare the aggregate outstanding Lease Balance to be immediately due and payable, and the Lessor shall be entitled to (x) recover from the Lessee the following amounts and (y) take the following actions:

(1) the Lessee shall pay all accrued and unpaid Rent hereunder (including Basic Rent and Supplemental Rent) for the period commencing on the Closing Date through the Final Rent Payment Date with respect to the Leased Property;

(2) the Lessor may elect either of the following with respect to any or all of the Leased Property:

(A) the Lessor may demand, by written notice to the Lessee specifying a payment date (the “Final Rent Payment Date”) on a Business Day no earlier than thirty (30) days after the date of such notice but, in any event, no later than the date the Leased Property or part thereof is sold pursuant to clause (B)(2) hereof, that the Lessee purchase the Leased Property, and the Lessee shall pay to the Lessor, on the Final Rent Payment Date (in lieu of Basic Rent due after the Final Rent Payment Date), an amount equal to the sum of (x) the Lease Balance computed for the period commencing on the Closing Date to and including the Final Rent Payment Date, plus (y) all accrued and unpaid Rent due and unpaid for the period commencing on the Closing Date to and including the Final Rent Payment Date (less any amounts paid by the Lessee under clause (x) above), and upon payment of such amount, and the amount of all other sums due and payable by the Lessee under this Lease and the other Operative Documents (and interest at the Overdue Rate on the amounts payable under this clause (B)(1) from the Final Rent Payment Date to the date of actual payment), the Leased Property shall be transferred to the Lessee or its designee pursuant to Section 23.11; or

(B) the Lessor may sell its interest in the Leased Property and/or pursue any and all remedies under the Security Documents, and, in any event, the Lessee shall pay to the Lessor an amount equal to the excess, if any, of (x) all amounts described in clause (B)(1) above due the Lessor over (y) the net Sale Proceeds received by the Lessor from the foregoing sale (provided, that in calculating such net Sale Proceeds, all fees, costs, expenses and Taxes to the extent not indemnified and not paid by the Lessee pursuant to Section 7.2 of the Participation Agreement incurred by the Lessor in connection with such sale, including legal fees, shall be deducted from such Sale Proceeds);

(3) Any other amount necessary to compensate the Lessor for all the damages caused by or resulting from the Lessee’s failure to perform the Lessee’s obligation under this Lease, including the costs and expenses (including reasonable attorneys’ fees, advertising costs and brokers’ commissions) of recovering possession of the Leased Property, removing Persons or property from the Leased Property, placing the Leased Property in good order, condition, and repair, preparing and altering the Leased Property for reletting, and all other costs and expenses of reletting; and

(4) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

(iv) The Lessor may exercise any and all rights and remedies under the Security Documents including with respect to the Cash Collateral subject to the Pledge Agreement and accounts under the Blocked Account Agreement.

(v) If an Event of Default under this Lease is continuing, this Lease shall continue in effect for so long as the Lessor does not terminate this Lease, and the Lessor may enforce all of the Lessor’s rights and remedies under this Lease, including the right to recover the Rent hereunder (including Basic Rent (when applicable) and Supplemental Rent) as it becomes due under this Lease. Lessee’s right to possession shall not be deemed to have been terminated by the Lessor except pursuant to clause (i) above. The following do not constitute a termination of this Lease:

(1) Acts of maintenance or preservation or efforts to relet the Leased Property; and

(2) Withholding of consent to assignment or subletting, or terminating a subletting or assignment by the Lessee.

(vi) In the event that the Lessor elects to continue this Lease in full force and effect following the termination of the Lessee’s right of possession of the Improvements, the Lessor, to the maximum extent permitted by Applicable Laws, may enforce all its rights and remedies under this Lease including the right to recover Rent hereunder as it becomes due. During the continuance of an Event of Default or following the termination of the Lessee’s right to possession of the Improvements, the Lessor may enter the Improvements and the Site in accordance with Applicable Laws without terminating this Lease and sublet all or any part of the Leased Property for the Lessee’s account to any Person, for such term (which may be a period beyond the remaining Lease Term), at such rents and on such other terms and conditions as are commercially reasonable. In the event of any such subletting, rents received by the Lessor from such subletting shall be applied (a) first, to the payment of the reasonable costs incurred by the Lessor in maintaining, preserving, altering and preparing the Leased Property for subletting and other reasonable costs of subletting, including reasonable brokers’ commissions and attorneys’ fees; (b) second, to the payment of Rent hereunder then due and payable; (c) third, to the payment of future Rent hereunder as the same may become due and payable hereunder; (d) fourth, to the payment of all other obligations of the Lessee hereunder and under the other Operative Documents (including the Lease Balance), and (e) fifth, the balance, if any, shall be paid to the Lessee upon (but not before) expiration of the Lease Term. If the rents received by the Lessor from such subletting, after application as provided above, are insufficient in any period to pay the Rent due and payable hereunder for such period, the Lessee shall pay such deficiency to the Lessor upon demand. Notwithstanding any such subletting for the Lessee’s account without termination, the Lessor may at any time thereafter, by written notice to the Lessee, elect to terminate this Lease.

(vii) The Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach hereof, including those arising from a breach by the Lessee of its obligations under Section 20.2 hereof. Separate suits may be brought to collect any such damages for any Rent installment period(s), and such suits shall not in any manner prejudice the Lessor’s right to collect any such damages for any subsequent Rent installment period(s), or the Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term.

(viii) The Lessor may retain and apply against the Lessor’s damages all sums which the Lessor would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

The Lessee acknowledges and agrees that upon the declaration of an Event of Default the amount due and owing by the Lessee to the Lessor hereunder shall be the Lease Balance and that to the maximum extent permitted by Applicable Laws, the Lessee waives any right to contest the Lease Balance as the liquidated sum or agreed upon sum due and owing.

(b) In the event that an Event of Default is declared (or deemed declared) solely and exclusively on the basis of one or more 97-1 Events of Default,

(x) a claim or demand by the Lessor for payment by Lessee of or in respect of the Lease Balance under Section 18.1(a) hereof shall be limited as follows:

(i) any obligation of the Lessee to pay the Lease Balance and amounts due under clauses (C) and (D) of Section 18.1(a)(iii) shall be reduced to be an obligation to pay an amount equal to the Recourse Deficiency Amount; provided, however, that if Lessee shall not pay the full Lease Balance and such other amounts, the Lessor shall not have any obligation to transfer the Leased Property to the Lessee or its designee as provided in clause (B)(1) of Section 18.1(a)(iii); and

(ii) any obligation of the Lessee to pay any shortfall determined by reference to the Lease Balance as provided in clauses (B)(2) of Section 18.1(a)(iii), and amounts due under clauses (C) and (D) of Section 18.1(a)(iii) shall be revised to be an obligation to pay the lesser of (i) such shortfall plus such other amounts and (ii) the Recourse Deficiency Amount; and

the references to “Lease Balance” in the last paragraph of Section 18.1(a) and in Section 18.2 shall be deemed references to the amount described in clause (i) or clause (ii) above, as applicable, provided, however, that the foregoing limitation shall not limit or affect any other rights of the Lessor as Lessor shall have all rights and remedies available under the Operative Documents or available at law, equity or otherwise including the right to demand the payment of Supplemental Rent (other than the Lease Balance) and the right to require surrender and return or sale to a third party of the Leased Property all as set forth herein; and

(y) if Section 18.1(a)(vi) is applicable, the reference to Lease Balance in clause (d) thereof shall be a reference to the Recourse Deficiency Amount so long as the Lease has not been terminated.

SECTION 18.2.	Proceeds of Sale; Deficiency.

(a) All payments received and amounts held or realized by the Lessor at any time when an Event of Default shall be continuing and after the Lease Balance shall have been accelerated pursuant to this Article XVIII as well as all payments or amounts then held or thereafter received by the Lessor (except for rents received by the Lessor from subletting pursuant to Section 18.1(a)(vi), which shall be distributed as set forth therein) and the proceeds of sale pursuant to Section 18.1(a)(iii)(B)(2) shall be distributed forthwith upon receipt by the Lessor as follows:

first, to the Lessor, so much of such amount as is required to reimburse the Lessor for any fees, costs, expenses, Taxes or other loss incurred by it (to the extent not previously reimbursed);

second, to the Lessor, so much of such amounts as are required to pay all expenses or fees incurred by the Lessor in connection therewith including Break Funding Amounts, if any;

third, to the Lessor, so much of such amount as is required to pay all accrued Yield thereon;

fourth, to the Lessor, so much of such amounts as are required to pay in full the outstanding amount of the Lease Balance;

fifth, to the Lessor, so much of such amounts as are required to pay all outstanding obligations of Lessee pursuant to the Operative Documents including all indemnities which are due and payable; and

sixth, to Lessee, the balance of such amount, if any.

SECTION 18.3. Waiver of Certain Rights.

To the maximum extent permitted by Applicable Laws, (a) the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Leased Property or any interest therein and (b) if this Lease shall be terminated pursuant to this Article XVIII, the Lessee waives, to the fullest extent permitted by Applicable Laws, (i) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession, (ii) any right of redemption, re-entry or repossession, (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies, (iv) any other rights which might otherwise limit or modify any of the Lessor’s rights or remedies under this Article XVIII, and (v) any rights now or hereafter conferred under California Applicable Laws that may require the Lessor to sell, lease or otherwise use the Leased Property, or any part thereof in mitigation of the Lessor’s damages upon the occurrence of an

Event of Default or that may otherwise limit or modify any of the Lessor’s rights or remedies under this Article XVIII.

SECTION 18.4. Remedies Cumulative; No Waiver; Consents.

To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or be an acquiescence therein. Lessor’s consent to any request made by the Lessee shall not be deemed to constitute or preclude the necessity for obtaining the Lessor’s consent, in the future, to all similar requests. No express or implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

ARTICLE XIX

RIGHT TO CURE

If any Event of Default other than those described in paragraphs (h) and (i) of Article XVII shall be continuing and in the Lessor’s reasonably exercised judgment the Lessee is not acting diligently and appropriately to cure such Event of Default, the Lessor may, but shall not be obligated to, on five (5) Business Days’ prior notice to the Lessee (except in the event of an emergency, in which case only one (1) Business Day’s prior notice shall be required), cure such Event of Default and the Lessor shall not thereby be deemed to have waived any default caused by such failure to cure, and the amount of such payment and the amount of the expenses of the Lessor (including reasonable attorneys’ fees and expenses) incurred in connection with such cure, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee to the Lessor upon demand.

ARTICLE XX

EARLY TERMINATION OPTION; OBLIGATION TO PURCHASE; MID-TERM REMARKETING OPTION

SECTION 20.1. Early Termination Option.

Without limitation of the Lessee’s purchase obligation pursuant to Section 20.2, the Lessee may, at its option, on any Business Day following the Base Term Commencement Date but prior to the Lessee’s election to exercise the Return Option, purchase all, but not less than all, of the Leased Property (the “Early Termination Option”) at a price equal to the Break Even Price. In order to exercise its option to purchase the Leased Property pursuant to this Section 20.1, the Lessee shall give the Lessor not less than thirty (30) days’ prior written notice of such election which election, in each case, shall be irrevocable when made. Notwithstanding anything herein to the contrary, the Lessee shall not be permitted to exercise the Early Termination Option following the occurrence and during the continuance of an Event of Default unless it shall (i) elect the Early Termination Option on or before ten (10) Business Days following such Event of Default, and (ii) consummate the purchase of the Leased Property by Lessee (or its designee) before twenty (20) Business Days following such Event of Default. Upon receipt of the Break Even Price, the Leased Property shall be transferred to the Lessee (or its designee) pursuant to Section 23.11.

SECTION 20.2. Required Purchase.

So long as the Lessor has not exercised any other remedy inconsistent therewith, the Lessee shall be obligated to purchase the Leased Property for the Break Even Price automatically and without notice upon the occurrence of any Event of Default described in clauses (h) or (i) of Article XVII and upon receipt of the Break Even Price the Leased Property shall be transferred to the Lessee (or its designee) pursuant to Section 23.11.

SECTION 20.3. Mid-term Remarketing Option.

At any time during the Lease Term other than after the occurrence and during the continuance of an Event of Default, Lessee shall have the option (the “Remarketing Option”) to designate a third party purchaser and to cause the Lessor to sell the Leased Property to such purchaser on the date designated for the sale thereof by Lessee (the “Remarketing Sale Date”) provided, that the Lessor shall have received the Remarketing Sale Proceeds of such sale together with (in the case where such Remarketing Sale Proceeds do not equal or exceed the Break Even Price) additional cash amounts paid to the Lessor by the Lessee, as Supplemental Rent, in an amount equal to the excess of the Break Even Price over such Remarketing Sale Proceeds. If the Remarketing Sale Proceeds exceed the Break Even Price as of such Remarketing Sale Date, the Lessor shall pay over to the Lessee the portion of the Remarketing Sale Proceeds in excess thereof after satisfaction of all amounts due hereunder or under the other Operative Documents. Subject to, and concurrent with, the receipt by the Lessor of funds equal to or in excess of the Break Even Price, on the Remarketing Sale Date, the Lessor shall convey to the Lessee or its designee the Leased Property in accordance with Section 23.11. The Lessee shall be responsible for the payment of all fees and expenses of the Lessor (including reasonable attorneys’ fees and expenses) incurred in connection with any exercise or purported exercise of the Remarketing Option.

ARTICLE XXI

END OF TERM OPTIONS

SECTION 21.1. End of Term Options

At least one hundred and eighty (180) days prior to the Return Date, but not more than two hundred seventy (270) days, the Lessee shall, by delivery of an irrevocable written notice to the Lessor, exercise one of the following options:

(a) Purchase for cash for the Break Even Price all, but not less than all, of the Leased Property then subject to this Lease on the last day of the Lease Term (the “Purchase Option”) and if the Lessee shall have elected the Purchase Option, upon the payment to the Lessor of the Break Even Price, the Leased Property shall be transferred to the Lessee (or its designee) pursuant to Section 23.11; or

(b) Provided no Default or Event of Default (other than an Event of Default that is declared solely and exclusively on the basis of one or more 97-1 Event of Default with respect to which the Lessor has not yet commenced exercising remedies) shall have occurred and be continuing, return the Leased Property to the Lessor at the end of the scheduled expiration date of the Lease Term (the “Return Option”). The Return Option shall be conditioned upon and subject to the fulfillment by the Lessee of each of the terms and conditions set forth in Article XXII and, thereafter, the Lessee shall have no further obligations to pay Basic Rent or the remaining Lease Balance. Lessee shall not enter into any additional subleases or renew any subleases with respect to the Leased Property following the Lessee’s election of the Return Option. Following the Lessee’s election of the Return Option, the Lessee shall not remove any Alterations.

SECTION 21.2. Election of Options.

In the event Lessor shall not have received the foregoing notice from Lessee prior to the date that is one hundred and eighty (180) days prior to the last day of the Return Date, by delivery of written notice via nationally recognized overnight courier to the Lessee, Lessor may notify the Lessee of the expiration of the election notice period set forth in the preceding section. If, in any event, the Lessee fails to make a timely election under Section 21.1 hereof, the Lessee shall be deemed to have elected the Return Option. Lessee may not elect the Return Option if there exists on the date the election is made a Default, an Event of Default or an Event of Loss. In the event a Default or an Event of Default (other than an Event of Default that is declared solely and exclusively on the basis of one or more 97-1 Events of Default with respect to which the Lessor has not yet commenced exercising remedies) or an Event of Loss shall have occurred after the election by the Lessee, or deemed election by the Lessee, of the Return Option, then notwithstanding any such election or deemed election, Lessee shall be deemed to have elected the Purchase Option with respect to the Leased Property. In the event a Default or Event of Default that is solely and exclusively based on one or more 97-1 Events of Default shall have occurred after the election by Lessee of the Return Option, (i) Lessee may continue with its Return Option so long as the Lessor has not commenced exercising remedies with respect thereto, and (ii) Lessee shall not be permitted to continue with its Return Option and shall be subject to Section 18 hereof including the limitations set forth in Section 18.1(b) hereof, in the event the Lessor shall have commenced remedies with respect thereto.

ARTICLE XXII

RETURN OPTION

SECTION 22.1. Return Option Procedures.

(a) If the Lessee elects or is deemed to have elected the Return Option and the Lessor elects to require the Lessee to offer to sell the Leased Property, at the option of the Lessor, (x)

the purchaser shall be reasonably entitled (whether on or before the Return Date or thereafter) to be granted a temporary easement or other right of access from the Lessee on the Leased Property to enable the purchaser to have access over paths and streets necessary to remarket the Leased Property (the “Easement”) (which obligation of the Lessee to grant such Easement hereunder shall survive the termination of this Lease), or (y) the Lessee shall use commercially reasonable efforts as non-exclusive agent for the Lessor to obtain the highest all cash purchase price for the Leased Property. In the event the Lessee receives any bid, the Lessee shall within five (5) Business Days after receipt thereof and, at least five (5) Business Days prior to the Return Date, certify to the Lessor in writing the amount and terms of such bid and the name and address of the party (who shall not be the Lessee or any Subsidiary of the Lessee or, unless the sum of (i) the Sale Proceeds pursuant to a proposed bid which the Lessee desires to accept plus (ii) the Recourse Deficiency Amount plus (iii) any amount payable pursuant to Section 7.5 of the Participation Agreement is not less than the Break Even Price, any Person with whom the Lessee has an understanding or arrangement regarding their future use, possession or ownership of the Leased Property or the Lessor’s other rights, title and interest in and to the Leased Property, but who may be the Lessor, any Affiliate thereof, or any Person contacted by the Lessor (other than any Person otherwise forbidden from being such purchaser pursuant to the foregoing parenthetical)) submitting such bid, and the Lessee and any sublessee shall confirm in writing both to the Lessor and to the bidder that it will vacate the Leased Property and take such reasonable steps as may be required to grant to the bidder the Easement on or before the Return Date.

(b) If the sum of (i) the Sales Proceeds pursuant to a proposed bid which the Lessee desires to accept plus (ii) the Recourse Deficiency Amount plus (iii) any amount payable pursuant to Section 7.5 of the Participation Agreement is not less than the Break Even Price, then the Lessee shall determine and accept the winning bid; otherwise, Lessor shall have the right, in its sole and absolute discretion to accept or reject any bid so presented by the Lessee. As non-exclusive selling agent, Lessee’s expenses and the out-of-pocket expenses incurred by the Lessor in connection with any such bidding and sale process pursuant to this Section 22.1 as well as all costs and expenses incurred by the Lessor or a buyer or potential buyer of the Leased Property to place the Leased Property in the condition required by Section 9.1, shall be deducted from the Sale Proceeds. On the Return Date, so long as no Event of Default or Default (other than an Event of Default that is declared solely and exclusively on the basis of one or more 97-1 Events of Default with respect to which the Lessor has not yet commenced exercising remedies) shall have occurred and be continuing: (w) the Lessee shall transfer all of the Lessee’s right, title and interest in the Leased Property if any, that the Lessor does not yet hold pursuant to the terms of the Operative Documents to the bidder, if any, which shall have submitted the bid (if any) accepted pursuant to this Section 22.1(b), in the same manner and in the same condition and otherwise in accordance with all of the terms of this Lease, warranted free and clear of all Liens other than Permitted Liens described in clauses (a) and (b) of the definition thereof; (x) subject to the prior or current payment by the Lessee of all amounts due under clause (y) of this sentence, the Lessor shall comply with any conditions to transfer set forth in Section 22.2 and the transfer provisions of Section 22.1(b) in order to transfer its interests in the Leased Property for cash to such bidder; (y) the Lessee, as non-exclusive selling agent, shall simultaneously pay to the Lessor all of the amounts required pursuant to Section 22.3; and (z) after payment in full of all amounts owing to the Lessor hereunder and under the terms of the bid, this Lease shall terminate or, at Lessee’s option, shall be assigned by Lessor without recourse or warranty by Lessor to a designee concurrent with the payment of such designated amount. The Lessor shall not have any responsibility for procuring any purchaser; provided, however, that the Lessor and its designees may engage in activities to market and sell the Leased Property and may terminate Lessee as its non-exclusive selling agent upon one (1) Business Day’s notice. Any such activities reasonably undertaken by the Lessor pursuant to this Section 22.1(b) shall be at the Lessor’s sole cost and expense (which shall be deducted from the Sale Proceeds in accordance with the foregoing), shall not reduce the Lessee’s obligations, as non-exclusive selling agent, under this Section 22.1(b) or during the Extended Remarketing Period) to use commercially reasonable efforts, as non-exclusive selling agent, to sell the Leased Property in accordance with the requirements of this Section 22.1(b) and Section 22.2. If the Sale Proceeds exceed the Break Even Price as of the Return Date, the Lessee shall retain or be entitled to receive the portion of the Sale Proceeds in excess thereof. If the Sale Proceeds are less than the aggregate outstanding Break Even Price, the Lessee shall pay or shall cause to be paid to the Lessor, as Supplemental Rent, on the date of such sale (but not later than the Return Date), in addition to the Sale Proceeds, an additional amount as set forth in the last sentence of Section 22.3(a) hereof.

SECTION 22.2. Sale.

Lessee, as non-exclusive selling agent, shall, on the Return Date, at the Lessee’s own expense (without right of reimbursement therefor out of gross sale proceeds except as provided in the third sentence of Section 22.1(b) above), negotiate the terms of any applicable sale, such that the Leased Property transferred to the purchaser in accordance with Section 22.1 hereof is (i) free and clear of all Liens, other than Permitted Liens described in clauses (a) or (b) of the definition thereof and (ii) (A) in the condition required by the terms of this Lease, (B) capable of operating in accordance with the purposes set forth in the Appraisal, (C) without any lessees claiming relief or exemption from judicial execution, and (D) in compliance with all Applicable Laws. Lessee, as non-exclusive selling agent, shall obtain all necessary governmental consents and approvals and make all governmental filings required by the Lessee or the Lessor in connection with any sale and grant of rights. Lessee, as non-exclusive selling agent, shall cooperate with the purchaser of the Leased Property in order to facilitate the transfers of the use, ownership and operation of the Leased Property by such purchaser after the date of the sale or transfer, including providing all books, reports and records regarding the maintenance, repair and ownership of the Leased Property and granting or assigning all licenses necessary for the operation of the Leased Property and cooperating in seeking and obtaining all necessary Governmental Actions. Lessee shall also, on the Return Date, vacate and cause any sublessee to vacate the Leased Property. As a further condition to the Lessee’s rights hereunder, the Lessee shall pay the total cost for the completion of all Alterations commenced after the Base Term Commencement Date and prior to the Return Date, and, subject to the Lessee’s right to use applicable insurance proceeds as set forth in Article XIII hereof, for the repair and rebuilding of the affected portions of the Leased Property suffering a Casualty after the Base Term Commencement Date. Such Alterations and all such repairs and rebuilding shall be completed prior to the Return Date. Unless the Lessee shall have exercised or been deemed to have exercised its Purchase Option or the Leased Property is to be sold to an independent purchaser, prior to the Return Date, the Lessee shall furnish to the Lessor and the independent purchaser hereunder a reasonably current preliminary environmental survey for the Leased Property dated no earlier than forty-five (45) days prior to the Return Date, from an environmental consultant satisfactory in the reasonable discretion of Lessor certifying that there exists no environmental contamination with respect to the Leased Property which would adversely affect the marketability, fair market value or useful life, as determined by the Appraisal, of the Leased Property or have an adverse effect on the Lessor and addressed to Lessor in form and substance satisfactory in the reasonable discretion of Lessor. The obligations of the Lessee under this Section 22.2 shall survive the expiration or termination of this Lease. Unless the Lessee shall have exercised or been deemed to have exercised its Purchase Option or the Leased Property is to be sold to an independent purchaser, the Lessor shall be entitled to perform such investigation, including obtaining reports of engineers and other experts as to the condition and state of repair and maintenance of the Improvements and the Site required by this Section 22.2 and as to the compliance of the Leased Property with Applicable Laws, including Environmental Laws, as it deems appropriate. Lessee, at its sole cost and expense (without right of reimbursement therefor out of gross sale proceeds but, subject to the Lessee’s right to use applicable insurance and condemnation proceeds as set forth in Article XIII hereof), shall cause the repair or other remediation of any discrepancies between the actual condition of the Improvements and the Site and the condition required under this Lease, such repair or remediation to be completed not later than the Return Date.

SECTION 22.3. Application of Sale Proceeds and Recourse Payments.

(a) On the Return Date, in connection with the Lessee’s exercise of the Return Option, the Lessee shall pay to the Lessor all Rent then due together with all other amounts due and payable by the Lessee to the Lessor or any Indemnitee. The Lessee also shall cause to be paid to the Lessor, from the aggregate Sale Proceeds (after application of gross sale proceeds to payment of any deed or transfer tax thereon not paid by the purchaser thereof and payment or reimbursement to the Lessee and/or the Lessor for any costs or expenses incurred by the Lessee and/or the Lessor in connection with the actions required under Sections 22.1 and 22.2, excluding any provision thereof which expressly specifies that the Lessee’s costs shall not be reimbursable out of gross sale proceeds), the aggregate outstanding Break Even Price as of the Return Date (as determined after the payment of all Rent due on such date and application of all other payments hereunder by Lessee in accordance with Section 22.3(c) hereof). If the Sale Proceeds exceed the Break Even Price as of the Return Date, the Lessee shall retain or be entitled to receive the portion of the Sale Proceeds in excess thereof. If the Sale Proceeds are less than the aggregate outstanding Break Even Price, the Lessee shall pay or shall cause to be paid to the Lessor, as Supplemental Rent, on the Return Date, in addition to the Sale Proceeds, an additional amount equal to the lesser of (x) the amount that the Break Even Price exceeds the Sale Proceeds or, (y) provided no Default or Event of Default (other than an Event of Default that is declared solely and exclusively on the basis of one or more 97-1 Events of Default with respect to which the Lessor has not yet commenced exercising remedies) has occurred and is continuing, the Recourse Deficiency Amount.

(b) The obligation of the Lessee to pay the amounts determined pursuant to Sections 22.3(a) and 22.4 shall be recourse obligations of the Lessee, and such payments by the Lessee shall not limit any other obligation of the Lessee under the Operative Documents, including pursuant to Article VII of the Participation Agreement.

(c) If on any date the Lessor shall receive any amounts that constitute payment of the Recourse Deficiency Amount and any Sale Proceeds following Lessee’s election to return or deemed election to have returned the Leased Property at the Return Date, the Lessor shall apply such amounts in the following order of priority:

first, to the Lessor, so much of such amount as is required to reimburse the Lessor for any fees, costs, expenses, Taxes or other loss incurred by it (to the extent not previously reimbursed);

second, to the Lessor, so much of such amounts as are required to pay all expenses or fees incurred by the Lessor in connection therewith including Break Funding Amounts, if any;

third, to the Lessor, so much of such amount as is required to pay all accrued Yield thereon;

fourth, to the Lessor, so much of such amounts as are required to pay in full the outstanding amount of the Lease Balance;

fifth, to the Lessor, so much of such amounts as are required to pay all outstanding obligations of Lessee pursuant to the Operative Documents including all indemnities due and payable; and

sixth, to Lessee, the balance of such amount, if any.

SECTION 22.4. Failure to Sell Leased Property.

(a) If the Leased Property shall not have been sold on or prior to the Return Date, in accordance with and subject to the provisions of this Article XXII, then the Lessee and the Lessor hereby agree as follows:

(i) the Lessee shall pay or shall cause to be paid to the Lessor, as Supplemental Rent, on the Return Date, in addition to the Sale Proceeds, an amount equal to the Recourse Deficiency Amount plus all other Rent then due under this Lease and the other Operative Documents or, in the event a Default or Event of Default (other than an Event of Default that is declared solely and exclusively on the basis of one or more 97-1 Events of Default with respect to which the Lessor has not yet commenced exercising remedies) shall have occurred and be continuing on such date, the Break Even Price and, in the case where the Break Even Price is paid, the Lessor shall convey to the Lessee or its designee the Leased Property in accordance with Section 23.11; and

(ii) at the option of the Lessor, if the Lessee has not paid the Break Even Price as set forth in Section 22.4(a)(i) above, the Lessee shall be required to continue using commercially reasonable efforts as non-exclusive agent for the Lessor to sell the Leased Property in accordance with Sections 22.1 and 22.2 for the period (the “Extended Remarketing Period”) commencing on the Return Date, and ending on the earliest of (w) the date occurring twenty-fourth (24th) months following the Return Date, (x) the sale of the Leased Property in accordance with the provisions of Sections 22.1 and 22.2 or such earlier date as the Lessor has received payment in full of the Break Even Amount, (y) the delivery of a written notice from the Lessor to the Lessee at any time terminating this

Lease, which notice shall indicate that such termination is being made pursuant to this Section 22.4(a)(ii) and the date such termination shall be effective, and (z) the delivery of a written notice from the Lessee to the Lessor pursuant to which the Lessee notifies the Lessor of its election to terminate the Extended Remarketing Period. The notice given by the Lessee pursuant to Section 22.4(a)(ii)(z) shall indicate that it is being made pursuant to Section 22.4(a)(ii)(z) and shall set forth the date of termination of the Extended Remarketing Period; provided, however, in no event shall such effective date occur prior to the twenty-fourth (24th) month following the Return Date. On the last day of the Extended Remarketing Period, if the Leased Property has not been sold during the Extended Remarketing Period in accordance with Section 22.2, the Lessee shall also make the payments required under Section 22.4(a), to the extent not already paid under such Section. Nothing in this Section 22.4(a)(ii) shall adversely affect any other rights the Lessor may have to terminate this Lease pursuant to any other Section of this Lease or the Lessor’s right to pursue any remedy hereunder as a result of an Event of Default arising as a result of the Lessee’s failure to comply with the requirements set forth herein including pursuant to Article XVII or the Lessee’s obligation to pay amounts arising under Article VII of the Participation Agreement.

(b) Following the expiration of the Extended Remarketing Period (or, if not so extended by Lessor, following the Return Date) and the absence of any sale of the Leased Property, the Lessor and Lessee will use commercially reasonable efforts to agree upon the Fair Market Value of the Leased Property. If the Lessor and Lessee are unable to agree upon the Fair Market Value of the Leased Property, Lessor shall order a valuation of the Fair Market Value of the Leased Property. Promptly after receipt of such valuation which establishes the Fair Market Value of Leased Property, Lessor shall pay to Lessee an amount equal to the lesser of (A) the Recourse Deficiency Amount paid by the Lessee in accordance with the Section 22.4(a)(i) and (B) the amount by which the Fair Market Value of the Leased Property exceeds the remaining Break Even Price, less any Force Majeure Losses (the lower of (A) and (B) being the “Expiration True-Up”).

(c) The Lessor may sell or lease the Leased Property and the Lessor’s other interest in and to the Leased Property to any third party at such reasonable times and for such amounts as the Lessor deems commercially reasonable and appropriate in order to maximize the Lessor’s opportunity to recover the Lease Balance. If the Lessee returns the Leased Property to the Lessor in accordance with this Section 22.4 and, following the expiration of the Extended Remarketing Period, the Lessor subsequently sells the Leased Property for cash Sale Proceeds, Sale Proceeds shall be applied by the Lessor in the following order of priority:

(i) first, to the Lessor, Sale Proceeds shall be applied to any fees, costs, expenses, Taxes or other loss incurred by it (to the extent not previously reimbursed);

(ii) second, to the Lessor, Sale Proceeds shall be applied to the Lease Balance until the Lease Balance (excluding Force Majeure Losses, if any) is paid in full (provided that, all costs and expenses arising from or related to the Leased Property which accrue after the later of the Return Date and the date the Lessee ceases to occupy the Leased Property shall be excluded from the Lease Balance for purposes of this Section 22.4(c)(ii));

(iii) third, to the Lessee, Sale Proceeds shall be applied to the Recourse Deficiency Amount (less the Expiration True-Up), if any, to the extent such amounts were paid by the Lessor to the Lessee in accordance with Section 22.4(b);

(iv) fourth, to the Lessor, Sale Proceeds shall be applied to Force Majeure Losses and, to the extent not previously paid to the Lessor pursuant to clause (i) or clause (ii) above, to any other amounts payable to the Lessor pursuant to any expense reimbursement or indemnification by the Lessee pursuant to the provisions of the Operative Documents;

(v) fifth, to the Lessor, Sale Proceeds shall be applied to any costs or expenses excluded from the Lease Balance as a result of the proviso in Section 22.4(c)(ii) above;

(vi) sixth, to the Lessor, Sale Proceeds shall be applied to all other amounts, if any, payable by the Lessee to the Lessor under the Operative Documents, to the extent not previously paid to the Lessor pursuant to clauses (i), (ii), (iv) or (v) above; and

(vii) seventh, to the Lessee, the balance, if any, of any Sale Proceeds shall be distributed to, or as directed by, the Lessee.

(d) The Lessor’s appointment of the Lessee as the Lessor’s non-exclusive agent to use commercially reasonable efforts to obtain the highest all-cash price for the purchase of the Leased Property and the Lessor’s interest in the Leased Property shall not restrict the Lessor’s right to market or lease the Leased Property and the Lessor’s interest in the Leased Property or to retain one or more sales agents or brokers (with the costs and expenses thereof being paid out of the Sale Proceeds, as provided in Sections 22.1(a) and 22.3(a) hereof).

(e) the Lessor reserves all rights under this Lease and the other Operative Documents arising out of the Lessee’s breach of any provisions of this Lease (including this Article XXII), whether occurring prior to, on or after the Return Date, including the Lessee’s breach of any of its obligations under this Article XXII, including the right to sue the Lessee for damages.

(f) To the greatest extent permitted by Applicable Law, the Lessee hereby unconditionally and irrevocably waives, and releases the Lessor from, any right to require the Lessor at any time prior to the Return Date or the expiration of the Extended Remarketing Period, as applicable, to market the Leased Property and the Lessor’s other interest in and to the Leased Property at all or for any minimum purchase price or on any particular terms and conditions, the Lessee hereby agrees that if the Lessee shall elect or shall be deemed to have elected the Return Option, its ability to sell the Leased Property and the Lessor’s other interest in and to the Leased Property on or prior to the Return Date, and to cause any Person to submit a bid to the Lessor pursuant to Section 22.1 shall constitute full and complete protection of the Lessee’s interest hereunder.

(g) During the period following Lessee’s exercise of the Return Option, the obligation of Lessee to pay Rent with respect to the Leased Property (including the installment of Rent due on the Return Date) shall continue undiminished; provided that such amounts subsequent to the Return Date (assuming the Lessee has returned the property to the Lessor)

shall accrue and be payable out of the Sale Proceeds of any sale in accordance with Section 22.4(c)(v).

SECTION 22.5. Surrender and Return.

(a) Upon the expiration or earlier termination of the Lease Term, and provided that Lessee, if so entitled, has not exercised its option to purchase the Leased Property, Lessee shall peaceably leave and surrender and return the Leased Property to Lessor in the same condition in which the Leased Property existed on the Closing Date and such subsequent date on which any Alterations that constitute part of the Improvements were constructed, except as completed, repaired, rebuilt, restored, altered or added to as required by or permitted by any provision of this Lease (ordinary wear and tear excepted). Lessee shall remove from the Leased Property on or prior to such expiration or earlier termination all property situated thereon which is not the property of Lessor and the Leased Property shall be broom clean and Lessee shall repair any damage caused by such removal. Property not so removed shall become the property of Lessor and Lessor may cause such property to be removed from the Leased Property and disposed of, and Lessee shall pay (without right of reimbursement out of gross sale proceeds) the reasonable cost of any such removal and disposition and of repairing any damage caused by such removal.

(b) Except for surrender upon the expiration or earlier termination of the Lease Term hereof, no surrender to Lessor of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Lessor.

(c) Without limiting the generality of the foregoing, upon the surrender and return of the Leased Property to Lessor pursuant to this Section 22.5, the Leased Property shall be (w) capable of being immediately utilized by a third-party purchaser or third-party lessee without further inspection, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than to Lessor), use or occupancy of the Leased Property, (x) in compliance with all Applicable Laws including any of the foregoing required by virtue of a change in ownership, use or occupancy of the Leased Property other than to or by Lessee, (y) subject to any Shared Use Agreement, Appurtenant Rights and Restrictions or other cross easement agreement as may be necessary to comply with Applicable Laws, to make any such property marketable and to increase the aggregate value of the Leased Property and the other Sites, and (z) free and clear of any Lien. Until the Leased Property has been surrendered and returned to Lessor in accordance with the provisions of this Section 22.5, Lessee shall continue to pay Lessor all Rent due hereunder.

(d) Lessee acknowledges and agrees that a breach of any of the provisions of this Section 22.5 may result in damages to Lessor that are difficult or impossible to ascertain and that may not be compensable at law. Accordingly, upon application to any court of equity having jurisdiction over the Leased Property or the Lessee, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 22.5.

(e) Upon the request of the Lessor, Lessee shall continue to maintain its insurance policies for the Leased Property, to the extent permitted by such policies, provided that Lessor pays or reimburses Lessee for the pro rata cost thereof.

ARTICLE XXIII

MISCELLANEOUS

SECTION 23.1. Binding Effect; Successors and Assigns; Survival.

The terms and provisions of this Lease, and the respective rights and obligations hereunder of the Lessor and the Lessee shall be binding upon them and their respective successors, legal representatives and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to their benefit and the benefit of their respective permitted successors, legal representatives and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents).

SECTION 23.2. Severability.

Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and the Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Laws, the Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

SECTION 23.3. Notices.

Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be delivered and shall be deemed to have been given in accordance with Section 8.3 of the Participation Agreement.

SECTION 23.4. Amendment; Complete Agreements.

Neither this Lease or any other Operative Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of the Participation Agreement. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

SECTION 23.5. Headings.

The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

SECTION 23.6. Original Executed Counterpart.

The single executed original of this Lease marked as Counterpart No. 1 shall be the “original executed counterpart” of this Lease. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the “original executed counterpart.”

SECTION 23.7. Governing Law.

This Lease has been delivered in, and shall in all respects be governed by and construed in accordance with the laws of, the State of New York, without regard to conflicts of laws principles (except Section 5-1401 of the New York General Obligations Law), including all matters of construction, validity and performance, except as to matters relating to the perfection of the security interests hereunder and the exercise of rights and remedies with respect thereto, which shall be governed by and construed in accordance with the laws of the State of California.

SECTION 23.8. No Joint Venture.

Any intention to create a joint venture or partnership relation hereunder or pursuant to any other Operative Document between the Lessor and the Lessee is hereby expressly disclaimed.

SECTION 23.9. No Accord and Satisfaction.

The acceptance by the Lessor of any sums from the Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by the Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between the Lessor and the Lessee regarding sums due and payable by the Lessee hereunder, unless the Lessor specifically deems it as such in writing.

SECTION 23.10. Survival.

The termination of this Lease pursuant to Section 18.1 shall in no event relieve the Lessee of its liabilities and obligations hereunder which accrued prior to such termination, all of which shall survive any such termination. The extension of any applicable statute of limitations by the Lessee, the Lessor or any other Indemnitee shall not affect such survival.

SECTION 23.11. Transfer of Leased Property.

Except as may be applicable under Article XXII, any transfer of the Leased Property pursuant to this Lease shall be at the Lessee’s expense. Upon receipt by the Lessor of payment in full of the Break Even Price pursuant to the applicable provision of this Lease, the Leased Property shall be transferred to the Lessee or any designee it may identify.

Any transfer of the Lessor’s interest in and to the Leased Property pursuant to this Lease shall be transferred on an “as is, where is, with all faults” basis, without covenants or warranties of title and without recourse, representation or warranty of any kind, other than with respect to the Lessor, the absence of Lessor Liens, and together with the due assumption by the Lessee (or its designee), of, and due release of the Lessor from, all obligations relating to the Leased Property. In connection with any transfer to an independent third party, the Lessee shall, or shall ensure that its designee shall, execute and deliver such documents, certificates and estoppels as may be required to facilitate the transfer of the Leased Property. Any provision in this Lease or other Operative Document to the contrary notwithstanding, no transfer of the Leased Property to the Lessee or to a third party buyer pursuant to the Return Option shall be made until the Lessor has received all Rent and other amounts then due and owing by the Lessee hereunder and under the other Operative Documents. At or subsequent to the transfer or return of all or any of the Leased Property to a third party buyer pursuant to the Return Option, the Lessee will provide the Lessor with such lien and title searches as the Lessor may reasonably request to demonstrate to the Lessor’s satisfaction that the Leased Property is subject to no liens other than Permitted Liens as described in clauses (a) or (b) of the definition thereof. Notwithstanding anything contained herein or in the other Operative Documents to the contrary, any obligation of the Lessor to transfer any assets to the Lessee shall be satisfied by a transfer of such assets to any designee selected by it.

SECTION 23.12. Enforcement of Certain Warranties.

Unless an Event of Default shall have occurred and be continuing, the Lessor authorizes the Lessee (directly or through agents), without assuming any responsibility for the existence of such warranty or the validity of the authorization granted hereunder at the Lessee’s expense, to assert, during the Lease Term, all of the Lessor’s rights (if any) under any applicable warranty and any other claim that the Lessee or the Lessor may have under the warranties provided in connection with the Improvements and the Lessor agrees to cooperate, at the Lessee’s expense, with the Lessee and its agents in asserting such rights. Any amount recovered by the Lessee under any such warranties shall be retained by or paid over to the Lessee, subject to Section 23.13.

SECTION 23.13. Security Interest in Funds.

As long as a Material Default or Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to the Lessee under the Operative Documents shall be paid to or retained by the Lessor (including amounts to be paid to the Lessee pursuant to Article XIII or Section 23.12) as security for the performance by the Lessee in full of its obligations under this Lease and the other Operative Documents and, provided an Event of Default exists, it may be applied to the obligations of the Lessee hereunder and under the other Operative Documents and distributed pursuant to Section 18.2. At such time as no Material Default or Event of Default shall be continuing, such amounts, net of any amounts previously applied to the Lessee’s obligations hereunder or under any other Operative Documents, shall be paid to the Lessee. Any such amounts which are held pending payment to the Lessee or application hereunder shall be invested by the Lessor as directed from time to time in writing by the Lessee, and at the expense and risk of the Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied from time to time in the same manner as the principal invested. Lessor shall not be liable for any losses on such investments or for any failure to make any investment,

SECTION 23.14. Submission to Jurisdiction.

EACH OF THE LESSOR AND THE LESSEE IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT TO SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH ON SCHEDULE II TO THE PARTICIPATION AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 8.3 OF THE PARTICIPATION AGREEMENT; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 23.15. Jury Trial.

EACH OF THE LESSOR AND THE LESSEE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY OTHER

OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 23.16. Payments.

All payments to be made by the Lessee hereunder shall be made to the Lessor in Dollars in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the Lessee is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the Lessee shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Lessor shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made, which payment or withholding is made subject to the limitations set forth in Sections 7.2(a)(iii) and 7.4 of the Participation Agreement, reimbursement obligations of Indemnitees set forth in Sections 7.2(a)(iii), 7.2(e) and 7.2(f) of the Participation Agreement and other rights of Lessee set forth in Sections 7.2(b)(i), 7.2(e), 7.2(f) and 7.4 of the Participation Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have each caused this Lease to be duly executed and delivered by their respective representations thereunto duly authorized as of the day and year first above written.

BTMU CAPITAL LEASING & FINANCE, INC., AS LESSOR

By:	/s/ Michael D. Doyle
Name:	Michael D. Doyle
Title:	President

[THIS IS COUNTERPART NO.      OF      ORIGINALLY

EXECUTED COUNTERPARTS]

LAM RESEARCH CORPORATION,
AS LESSEE

By:	/s/ Odette Go
Name:	Odette Go
Title:	Treasurer

[THIS IS COUNTERPART NO.      OF      ORIGINALLY

EXECUTED COUNTERPARTS]

Schedule A

Recourse Deficiency Amount Percentages

Recourse Deficiency Amount for Port 1: 83.6%.

Exhibit A

Description of Site

Real property in the City of Livermore, County of Alameda, State of California, described as follows:

PARCEL 6, AS SAID PARCEL IS SHOWN ON THE PARCEL MAP 7341 FILED IN BOOK 268 OF PARCEL MAPS AT PAGE 85, ALAMEDA COUNTY RECORDS.